Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastman Kodak Company of our report dated March 15, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Eastman Kodak Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
Rochester, New York
June 5, 2018